Exhibit 21.1

SUBSIDIARIES OF HANESBRANDS INC.

All subsidiaries are wholly-owned, directly or indirectly, by Hanesbrands Inc. (other than directors’ qualifying shares or similar interests) unless otherwise indicated.

U.S. SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Formation

BA International, L.L.C.	Delaware

Caribesock, Inc.	Delaware

Caribetex, Inc.	Delaware

CASA International, LLC	Delaware

CC Products, LLC	Delaware

Ceibena Del, Inc.	Delaware

Event 1, LLC	Kansas

GearCo, Inc.	Delaware

GFSI Holdings, Inc.	Delaware

GFSI, Inc.	Delaware

Hanes Menswear, LLC	Delaware

Hanes Puerto Rico, Inc.	Delaware

Hanesbrands Direct, LLC	Colorado

Hanesbrands Distribution, Inc.	Delaware

HBI Branded Apparel Limited, Inc.	Delaware

HBI Branded Apparel Enterprises, LLC	Delaware

HBI Playtex BATH LLC	Delaware

HbI International, LLC	Delaware

HBI Receivables LLC	Delaware

HBI Sourcing, LLC	Delaware

Inner Self LLC	Delaware

Jasper-Costa Rica, L.L.C.	Delaware

Playtex Dorado, LLC	Delaware

Playtex Industries, Inc.	Delaware

Playtex Marketing Corporation (50% owned)	Delaware

Seamless Textiles, LLC	Delaware

UPCR, Inc.	Delaware

UPEL, Inc.	Delaware

NON-U.S. SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Formation

Bali Dominicana, Inc.	Panama/DR

Bali Dominicana Textiles, S.A.	Panama/DR

Bordados Industriales, S. A. de C.V.	Honduras

Canadelle Limited Partnership	Canada

Canadelle Holding Corporation Limited	Canada

Cartex Manufacturera S. de R. L.	Costa Rica

CASA International, LLC Holdings S.C.S.	Luxembourg

Caysock, Inc.	Cayman Islands

Caytex, Inc.	Cayman Islands

Caywear, Inc.	Cayman Islands

Ceiba Industrial, S. De R.L.	Honduras

Choloma, Inc.	Cayman Islands

Confecciones Atlantida S. De R.L.	Honduras

Confecciones El Pedregal Inc.	Cayman Islands

Confecciones El Pedregal S.A. de C.V.	El Salvador

Confecciones del Valle, S. De R.L.	Honduras

Confecciones Jiboa S.A. de C.V.	El Salvador

Confecciones La Caleta	Cayman Islands

Confecciones La Herradura S.A. de C.V.	El Salvador

Confecciones La Libertad, Ltda de C.V.	El Salvador

DFK International Limited	Hong Kong

Dos Rios Enterprises, Inc.	Cayman Islands

GFSI Canada Company	Canada

GFSI Southwest, S. de R.L. de C.V.	Mexico

Hanes Brands Incorporated de Costa Rica, S.A.	Costa Rica

Hanes Caribe, Inc.	Cayman Islands

Hanes Choloma, S. de R. L.	Honduras

Hanes Colombia, S.A.	Colombia

Hanes de Centroamerica S.A.	Guatemala

Hanes de El Salvador, S.A. de C.V.	El Salvador

Hanes Dominican, Inc.	Cayman Islands

Hanes Menswear Puerto Rico, Inc.	Puerto Rico

Hanes Panama Inc.	Panama

Hanesbrands Apparel India Private Limited	India

Hanesbrands Apparel South Africa (Proprietary) Limited	South Africa

Hanesbrands Argentina S.A.	Argentina

Hanesbrands Australia Pty Limited	Australia

Name of Subsidiary	Jurisdiction of Formation

Hanesbrands Brasil Textil Ltda.	Brazil

Hanesbrands Canada NS ULC	Canada

Hanesbrands Caribbean Logistics, Inc.	Cayman Islands

Hanesbrands Chile SpA	Chile

Hanesbrands Dominicana, Inc.	Cayman Islands

Hanesbrands Dos Rios Textiles, Inc.	Cayman Islands

Hanesbrands El Salvador, Ltda. De C.V.	El Salvador

Hanesbrands Europe GmbH	Germany

Hanesbrands Holdings	Mauritius

Hanesbrands International (Shanghai) Co. Ltd.	China

Hanesbrands International (Thailand) Ltd.	Thailand

Hanesbrands Japan Inc.	Japan

Hanesbrands (Nanjing) Textile Co., Ltd.	China

Hanesbrands Philippines Inc.	Philippines

Hanesbrands Sourcing (India) Private Limited	India

Hanesbrands (HK) Limited	Hong Kong

Hanesbrands Poland sp. z o.o.	Poland

Hanesbrands ROH Asia Ltd.	Thailand

Hanesbrands UK Limited	United Kingdom

HBI Alpha Holdings, Inc.	Cayman Islands

Hanesbrands (Vietnam) Company Limited	Vietnam

Hanesbrands Switzerland Holdings GmbH	Switzerland

HBI Beta Holdings, Inc.	Cayman Islands

HBI Compania de Servicios, S.A. de C.V.	El Salvador

HbI International Holdings S.à r.l.	Luxembourg

HbI International Holdings S.à r.l., Luxembourg, Zurich Branch	Switzerland

HbI International/ Jordan Limited Liability Company	Jordan

HBI RH Mexico, S. De R.L. de C.V.	Mexico

HBI Manufacturing (Thailand) Ltd.	Thailand

HBI Risk Management Ltd.	Bermuda

HBI Servicios Administrativos de Costa Rica, S.A.	Costa Rica

HBI Socks de Honduras, S. de R.L. de C.V.	Honduras

HBI Sourcing Asia Limited	Hong Kong

HBI Uno Holdings, Inc.	Cayman Islands

H.N. Fibers Ltd (49% owned)	Israel

Indumentaria Andina S.A.	Argentina

Industria Textilera del Este ITE, S.R.L.	Costa Rica

Industrias Internacionales de San Pedro S. de R.L. de C.V.	Mexico

Inversiones Bonaventure S.A. de C.V.	El Salvador

Name of Subsidiary	Jurisdiction of Formation

J.E. Morgan de Honduras, S.A.	Honduras

Jasper Honduras, S.A.	Honduras

Jogbra Honduras, S.A.	Honduras

Manufacturera Ceibena S. de R.L.	Honduras

Manufacturera Comalapa S.A. de C.V.	El Salvador

Manufacturera de Cartago, S.R.L.	Costa Rica

Manufacturera San Pedro Sula, S. de R.L.	Honduras

Playtex Puerto Rico, Inc.	Puerto Rico

PT. HBI Sourcing Indonesia	Indonesia

PTX (D.R.), Inc.	Cayman Islands

Rinplay S. de R.L. de C.V.	Mexico

Seamless Puerto Rico, Inc.	Puerto Rico

Servicios de Soporte Intimate Apparel, S. de R.L.	Costa Rica

Socks Dominicana S.A.	Dominican Republic

Texlee El Salvador, Ltda. de C.V.	El Salvador

The Harwood Honduras Companies, S. de R.L.	Honduras

Wonderbra (HK) Limited	Hong Kong